Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board
of Trustees of
Federated U.S. Government Securities
Fund: 2-5 Years

In planning and performing our
audits of the financial statements
of Federated U.S.
Government Securities Fund: 2-5
Years (the "Fund") as of and for
the year ended January
31, 2008, in accordance with the
standards of the Public Company
Accounting Oversight
Board (United States), we considered
the Fund's internal control over
financial reporting,
including controls over safeguarding
securities, as a basis for designing
our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the purpose
of expressing an
opinion on the effectiveness of the
Fund's internal control over financial
reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that the transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies in the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of January 31, 2008.

This report is intended solely for the
information and use of management and the Board of Trustees of the Fund and the Securities and Exchange Commission and is not intended to be, and should not be, used by anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
March 18, 2008